UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

START SCIENTIFIC, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

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START SCIENTIFIC, INC.
11650 South State Street, Ste. 240
Draper, UT 84020

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Start Scientific, Inc., a Delaware corporation, in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect a restatement of our Certificate of Incorporation (“Restatement”) to change the name of the Company to Start Scientific, Inc. The foregoing actions have been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, outstanding Series A Preferred Stock as well as our board of directors, by written consent on November 17, 2011. We have attached a copy of the Restatement to this Information Statement for your reference.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement were not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Restatement. The elimination of the need for a special meeting of stockholders to approve the Restatement is made possible by Section 228 of the Delaware General Corporation Law (“DGCL”) which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the DGCL, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restatement. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Restatement be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, was the close of business on November 16, 2011 (the “Record Date”). As of the Record Date, we had outstanding:

(i)                   500,000 shares of common stock; and

(ii)                 100 shares of Series A Preferred Stock which are not convertible into common stock but collectively hold 1,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters in which our common stockholders may vote.

The transfer agent for our common stock is Colonial Stock Transfer, Inc., 66 Exchange Place #100, Salt Lake City, UT 84111.

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NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement. The person that has consented to the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Restatement.

RESTATEMENT OF CERTIFICATE OF INCORPORATION

We are amending and restating our Certificate of Incorporation in its entirety to change the name of the Company. The Restatement will be identical to our existing Certificate of Incorporation except that the name of the Company will be changed to Start Scientific, Inc. Our authorized shares of common stock, Preferred Stock and the par value of the stock will remain unchanged.

These changes to our Certificate of Incorporation will not adversely affect stockholders. We have attached a copy of the Restatement to this Information Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 16, 2011 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common stock and (iv) all directors and officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Please read the footnotes to the table carefully, as the numbers and percentages calculated therein take into account certain Series A Preferred Shares which, while not convertible into common stock, collectively carry 1,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters upon which our common stockholders may vote.

	(including Series A Preferred Voting Rights)		(excluding Series A Preferred Voting Rights)
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class(3)	Number of Shares Beneficially Owned(4)	Percent of Class(5)
Chene Gardner(6)	0	*	0	*
Walter Pera (7)	0	*	0	*
Ken Denos(8)	12,757	99.95%	12,757	2.53%
Acadia Group, Inc. (9)	100	99.95%	100	*
Prestbury Investment Holdings Limited (10)	103,033	20.61%	103,033	20.61%
Nigel Wray(11)	103,033	20.61%	103,033	20.61%
Nicholas Leslau(12)	103,033	20.61%	103,033	20.61%
Gardner Management, Inc. Profit Sharing Plan and Trust(13)	50,584	10.12%	50,584	10.12%
Moore, Clayton & Co., Inc. (14)	4,415	0.88%	4,415	0.88%
Todd Shell(15)	25,002	7.00%	25,002	7.00%
All officers and directors as a group (3 persons)	12,757	99.95%	12,657	2.53%

* Indicates ownership of less than one percent (1%).

(1)     The address of each beneficial owner is c/o Start Scientific, Inc., 11650 South State Street Suite 240, Draper, UT 84020.

(2)     With respect to determining voting rights of each shareholder above and including voting rights of Series A Preferred Shares which are issued and outstanding, the number of shares beneficially owned includes: (i) all shares of common stock deemed beneficially held; (ii) all common stock deemed beneficially held subject to options, warrants, and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days; and (iii) all other instruments deemed beneficially held by the shareholder (such as Series A Preferred Shares) that are not convertible into common stock but have rights that enable such shareholder to vote such instruments together with holders of our common stock on all matters upon which common stockholders may vote.

(3)     With respect to calculating percentage of beneficial ownership and including voting rights of Series A Preferred Shares which are issued and outstanding, the calculation is based upon 500,000 shares of common stock outstanding as of November 16, 2011, and: (i) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days, and (ii) all other instruments deemed beneficially held by the shareholder (such as Series A Preferred Shares) that are not convertible into common stock but have rights that enable such shareholder to vote such instruments together with holders of our common stock on all matters upon which common stockholders may vote. The percentage ownership of any

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shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, has exercised all applicable voting rights, and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(4)     With respect to determining beneficial ownership of each shareholder above and excluding voting rights of Series A Preferred Shares which are issued and outstanding, the number of shares beneficially owned includes: (i) all shares of common stock deemed beneficially held; and (ii) all common stock deemed beneficially held subject to options, warrants, and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days.

(5)     With respect to calculating percentage of beneficial ownership and excluding voting rights of Series A Preferred Shares which are issued and outstanding, the calculation is based upon 500,000 shares of common stock outstanding as of November 16, 2011, and shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(6)     Chief Executive Officer, Chief Financial Officer and Director of Start Scientific.

(7)     Chairman of the Board of Directors of Start Scientific.

(8)     Director of Start Scientific. Includes 8,242 shares of Common Stock of Start Scientific held directly by Mr. Denos. Because Mr. Denos was a member of the Board of Directors of Moore, Clayton & Co., Inc. (“MCC”), this number also includes 4,415 shares held directly by MCC. Mr. Denos is also the President of Acadia Group, Inc. which holds 100 shares of Start Scientific Series A Preferred Stock which, while not convertible into common stock, collectively carry 1,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters upon which our common stockholders may vote.

(9)     Shareholder of Start Scientific. Includes 100 shares of Start Scientific Series A Preferred Stock which, while not convertible into common stock, collectively carry 1,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters upon which our common stockholders may vote.

(10)  Shareholder of Start Scientific. Includes 103,033 shares held directly by Prestbury Investment Holdings Limited (“PIHL”).

(11)  Principal of PIHL and, together with Mr. Nicholas Leslau, the controlling shareholders of PIHL. Includes 103,033 shares of Common Stock of Start Scientific held directly by PIHL.

(12)  Principal of PIHL and, together with Mr. Nigel Wray, the controlling shareholders of PIHL. Includes 103,.033 shares of Common Stock of Start Scientific held directly by PIHL.

(13)  Shareholder of Start Scientific. Includes 50,584 shares of Common Stock held directly by Gardner Management, Inc. Profit Sharing Plan and Trust.

(14)  Shareholder of Start Scientific. Includes 4,415 shares of Common Stock held directly by MCC.

(15)  Shareholder of Start Scientific. Includes 24,699 shares of Common Stock held directly by Mr. Shell and 10,303 shares of Common Stock held by Kelli Shell, the wife of Mr. Shell.

NO DISSENTER’S RIGHTS

Under the DGCL, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Certificate of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 11650 South State Street, Ste. 240 Draper, UT 84020, or by calling us at (801) 816-2570. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Chene Gardner

Chene Gardner

Chief Executive Officer

January 17, 2012

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Appendix A

RESTATED CERTIFICATE OF INCORPORATION

Secure Netwerks, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation was originally incorporated under the name of Secure Netwerks, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on February 13, 2006.

2. Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

CERTIFICATE OF INCORPORATION

OF

START SCIENTIFIC, INC .

ARTICLE I. NAME

The name of the corporation is START SCIENTIFIC, INC. (the “Corporation”).

ARTICLE II. REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware, Zip Code 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, “Preferred Stock” and “Common Stock.” The number of shares of Preferred Stock authorized to be issued is One Hundred (100). The number of shares of Common Stock authorized to be issued is Five Hundred Million (500,000,000). The Preferred Stock and the Common Stock shall each have a par value of $.0001 per share.

(a)                Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder’s name on the records of the Corporation on each matter submitted to a vote of the stockholders, except as otherwise required by law.

(b)               Provisions Relating to Preferred Stock. Pursuant to the Certificate of Designation filed with the State of Delaware, the powers, preferences, rights, restrictions, and other matters relating to the Preferred Stock are as follows:

(i)                 No Dividends. The holders of Preferred Stock shall not be entitled to dividends or other distributions in respect of the capital stock of the Corporation.

(ii)               No Liquidation Preference. The holders of Preferred Stock shall have no rights (whether in the form of distributions or otherwise) in respect of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and shall be subordinate to all other classes of the Corporation’s capital stock in respect thereto.

(iii)             No Right of Conversion. The holders of Preferred Stock shall have no conversion rights into other shares of capital stock of the Corporation.

(iv)             Voting Rights. Each share of Preferred Stock shall have ten million (10,000,000) votes per share and shall be entitled to vote as a separate class of the Corporation’s capital stock, and shall further be entitled to vote, together with holders of the Corporation’s Common Stock, on all matters upon which holders of Common Stock may vote.

ARTICLE V. BOARD OF DIRECTORS

(a)                Number. The number of directors, constituting the entire Board shall be fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the terms of any director at any time in office.

(b)               Vacancies. Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(c)                Election. Election of directors need not be by written ballot.

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ARTICLE VI. BY-LAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

ARTICLE VII. AMENDMENT

No amendment or restatement of this Certificate of Incorporation shall be valid unless approved by holders of a majority of the voting rights of the Corporation which shall expressly include voting rights associated with the outstanding shares of Common Stock and Preferred Stock of the Corporation.

ARTICLE VIII. LIABILITY

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VIII will not eliminate or reduce the affect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

I, THE UNDERSIGNED, being the President of Secure Netwerks, Inc. pursuant to the General Corporation law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of November, 2011.

Start Scientific, Inc.

By:	/s/ Chene Gardner
Chene Gardner President